EXHIBIT 23(a)

                        INDEPENDENT AUDITORS' CONSENT

Upper Peninsula Energy Corporation

      We consent to the incorporation by reference in Registration Statement No. 2-83852 on Form S-8 of our reports dated February 7, 1997, appearing in this Annual Report on Form 10-K of Upper Peninsula Energy Corporation for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Chicago, Illinois
March 25, 1997